UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of amendments to the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan.

On April 23, 2012 the stockholders of ACCO Brands Corporation (the “Company”) approved amendments (the “Plan Amendments”) to the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan (the “2011 Plan”), including an increase in the authorized number of shares of Company common stock reserved for issuance under the 2011 Plan from 5,265,000 shares to 15,665,000 shares.  The Plan Amendments had been previously adopted and approved by the Company’s Board of Directors subject to stockholder approval.

The foregoing description of the Plan Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendment of the 2011 Plan, which is being filed as Exhibit 10.1 to this report and is incorporated by reference herein, and to the description of the material terms of the 2011 Plan, as amended, set forth in the Company’s Proxy Statement/Prospectus filed with the Securities and Exchange Commission on March 22, 2012, under the heading “Proposal 2—Proposal to Approve Amendments to the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan, Including an Amendment to Increase the Number of Authorized Shares of ACCO Common Stock Reserved for Issuance Under the Plan,” which description is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on April 23, 2012 (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved (i) a proposal to approve the issuance of Company common stock in connection with the Agreement and Plan of Merger, dated as of November 17, 2011 and amended as of March 19, 2012, among the Company, Augusta Acquisition Sub, Inc., MeadWestvaco Corporation and Monaco SpinCo., Inc. (the “Share Issuance”); (ii) the Plan Amendments; and (iii) a proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, in the event that the Share Issuance was not approved at the Special Meeting. Set forth below are the voting results for these proposals:

Item 1:
A proposal to approve the issuance of ACCO Brands Corporation common stock in connection with the Agreement and Plan of Merger, dated as of November 17, 2011 and amended as of March 19, 2012, among ACCO Brands Corporation, Augusta Acquisition Sub, Inc., MeadWestvaco Corporation and Monaco SpinCo., Inc.

For	Against	Abstain	Broker Non-Votes
46,948,682	156,939	22,617	------

Item 2:
The approval of amendments to the 2011 Amended and Restated ACCO Brands Corporation Incentive Plan, including an amendment to increase the authorized number of shares of ACCO common stock reserved for issuance thereunder by 10,400,000 shares to a new total of 15,665,000.

For	Against	Abstain	Broker Non-Votes
39,814,726	7,288,023	25,489	-----

Item 3:
Proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance.

For	Against	Abstain	Broker Non-Votes
44,269,795	2,828,455	29,988	------

A copy of the Company’s press release announcing the results of the Special Meeting is attached hereto as Exhibit 99.2 and incorporated herein.

Section 7           Regulation FD

Item 7.01           Regulation FD Disclosure.

The Company is furnishing updated indicative pro-forma modeling assumptions as of April 23, 2012, assuming its pending merger with the Consumer and Office Products business of MeadWestvaco Corporation (“MCOP”) is completed, for the combined business that assumes that MCOP was owned by the Company for all of 2012. The Company also is providing similar assumptions for the 2013 fiscal year.  A copy of the updated information is furnished herewith as Exhibit 99.2.

The information contained in and furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, unless specifically incorporated by reference therein. This report will not be deemed a determination or an admission as to the materiality of any information in or furnished under this Item 7.01 that is required to be disclosed solely by Regulation FD. The information in and furnished under Item 7.01 of this report may be accurate only as of the date hereof and is subject to change. The Company does not assume any obligation to update the information furnished with this report.

Section 9           Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

 (d)          Exhibits

10.1         Amendment of  2011 Amended and Restated ACCO Brands Corporation Incentive Plan.

99.1  Press Release dated April 23, 2012.

99.2  Pro-Forma Modeling Assumptions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: April 24, 2012	By:	/s/Neal Fenwick
Name: Neal Fenwick
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

10.1	Amendment of 2011 Amended and Restated ACCO Brands Corporation Incentive Plan.

99.1	Press Release dated April 23, 2012.

99.2	Pro-Forma Modeling Assumptions.